UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2013

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices)  (Zip Code)

(763) 551-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 2, 2013, Christopher & Banks Corporation (the "Company") and LuAnn Via entered into an amendment (the "Amendment") to the Employment Agreement between the Company and Ms. Via entered into as of October 29, 2012 (the "Agreement"). The Amendment:

•	Deletes Section 4.5 of the Agreement, as Ms. Via has agreed to forego and irrevocably waive the payment of the make-whole bonus provided for in Section 4.5 of the Agreement.

•
Amends clause (3) of Section 4.11 to cap Ms. Via's temporary living expenses at $11,000 in the aggregate, and to pay Ms. Via $22,264.50 for certain closing costs incurred by her in purchasing a residence in Minneapolis, Minnesota and selling a residence in Lawrence, Kansas.

No other terms or conditions of the Agreement were amended by the Amendment.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment No. 1, dated May 2, 2013, to the Employment Agreement between Christopher & Banks Corporation and LuAnn Via entered into as of October 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: May 3, 2013	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President,
General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
May 2, 2013	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Amendment No. 1, dated May 2, 2013, to the Employment Agreement between Christopher & Banks Corporation and LuAnn Via entered into as of October 29, 2012.

4